                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-42814 of Innoveda, Inc. on Form S-4 of our report on the consolidated financial statements of PADS Software, Inc. and subsidiary dated March 17, 2000 (June 2, 2000 as to Note 13), which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 10, 2000